EXHIBIT 99.1

Sussex Bancorp Announces Third Quarter and Year to Date Results for 2013

FRANKLIN, N.J., Oct. 31, 2013 (GLOBE NEWSWIRE) -- Sussex Bancorp (the "Company") (Nasdaq:SBBX), the holding company for Sussex Bank (the "Bank") today announced reported net income of $575 thousand, or $0.14 per basic and diluted share, for the quarter ended September 30, 2013, as compared to net income of $546 thousand, or $0.17 per basic and diluted share, for the same period last year. For the nine months ended September 30, 2013, the Company reported net income of $807 thousand, or $0.23 per basic and diluted share, as compared to net income of $832 thousand, or $0.26 per basic and $0.25 per diluted share, for the same period last year. Net income benefited from strong growth in loans, which increased $44.6 million or 12.8% at September 30, 2013 as compared to December 31, 2012, and declines of 44.5% and 12.9%, in credit quality costs (provision for loan losses, loan collection costs and expenses and write-downs related to foreclosed real estate) for the quarter and year to date for 2013, respectively, as compared to the same periods in the prior year. The declines in credit quality costs were driven by a significant improvement in credit quality as non-performing assets ("NPAs") to total assets improved to 3.2%, which is the lowest level since 2007.

During both reported periods for 2013, net income benefited as credit quality continued to improve. For the three and nine months ended September 30, 2013, credit quality costs declined $686 thousand, or 44.5%, and $582 thousand, or 12.9%, respectively, as compared to the same periods in 2012. Excluding credit quality costs and gain on securities transactions, income before income taxes was $1.6 million and $4.3 million, respectively, for the three and nine months ended September 30, 2013.

Also during the third quarter, the Company successfully completed a rights offering that was fully subscribed and resulted in gross proceeds totaling approximately $7.2 million and the issuance of an additional 1,198,300 shares of Company common stock. Including standby commitments of approximately $2.4 million, the Company had total commitments of approximately $16.6 million to purchase the Company's common stock.

"We continue to grow our principal business lines, despite the challenging operating environment, which is exemplified by a 20% annualized growth rate in our commercial loan portfolio. The organically generated loan production enhanced our net interest margin and grew our net interest income, which improved our core earnings for the quarter," said Anthony Labozzetta, President and Chief Executive Officer of Sussex Bank. Mr. Labozzetta also stated, "We have reduced our legacy problem assets considerably and as of the end of this quarter, our NPAs were $17.3 million or 3.23% of total assets, a decrease of $12.5 million, or 42.0% as compared to the same period last year." Additionally, Mr. Labozzetta noted that, "Included in the $17.3 million of NPAs are $4.3 million of loans that have already been restructured and that are currently performing in accordance with their modified terms, leaving $13.0 million or 2.4% of total assets left to be resolved at September 30, 2013."

Financial Performance

Net Income. For the quarter ended September 30, 2013, the Company reported net income of $575 thousand, or $0.14 per basic and diluted share, as compared to net income of $546 thousand, or $0.17 per basic and diluted share, for the same period last year. The increase in net income for the quarter ended September 30, 2013 was largely due to decreases in credit quality costs, which decreased $686 thousand or 44.5%, which was partially offset by a decrease in gain on securities transactions of $569 thousand.

For the nine months ended September 30, 2013, the Company reported net income of $807 thousand, or $0.23 per basic and diluted share, as compared to net income of $832 thousand, or $0.26 per basic and $0.25 per diluted share, for the same period last year. The decline in net income for the nine months ended September 30, 2013 was primarily attributed to an increase in non-interest expenses of $437 thousand, or 3.3%, which was partially offset by a decrease in the provision for loan losses of $580 thousand, or 19.8%.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $108 thousand, or 2.5%, to $4.3 million for the third quarter of 2013 as compared to $4.2 million for same period in 2012. The increase in net interest income was largely due to a $29.8 million, or 6.3%, increase in average interest earning assets, principally loans receivable. The aforementioned increase was partly offset by a 13 basis point decline in the net interest margin to 3.44% for the third quarter of 2013 as compared to the same period last year. The decline in the net interest margin was mostly due to a 31 basis point decline in the average rate earned on interest earning assets. This decline was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 16 basis points to 0.71% for the third quarter of 2013 from 0.87% for the same period in 2012,

Net interest income on a fully tax equivalent basis declined $125 thousand, or 1.0%, to $12.5 million for the first nine months of 2013 as compared to $12.7 million for same period in 2012. The decrease in net interest income was largely due to the Company's net interest margin declining 17 basis points to 3.39% for the first nine months of 2013 compared to the same period last year. The decline in the net interest margin was mostly due to a 34 basis point decline in the average rate earned on interest earning assets. This decline was partially offset by a decrease in the average rate paid on total interest bearing liabilities, which decreased 18 basis points to 0.75% for the first nine months of 2013 from 0.93% for the same period in 2012, and a $18.5 million, or 3.9%, increase in average interest earning assets, principally loans receivable and securities.

Provision for Loan Losses. Provision for loan losses decreased $604 thousand to $500 thousand for the third quarter of 2013, as compared to $1.1 million for the same period in 2012.

Provision for loan losses decreased $580 thousand to $2.3 million for the first nine months of 2013, as compared to $2.9 million for the same period in 2012.

Non-interest Income. The Company reported a decrease in non-interest income of $526 thousand, or 26.8%, to $1.4 million for the third quarter of 2013 as compared to the same period last year. The decrease in non-interest income was largely due to a decrease in gains on securities transactions of $569 thousand, which was partially offset by an increase in insurance commissions and fees of $72 thousand, or 10.5%.

The Company reported a decrease in non-interest income of $18 thousand, or 0.4%, to $4.7 million for the first nine months of 2013 as compared to the same period last year. The decrease in non-interest income was primarily due to a decrease in gains on securities transactions of $364 thousand, which was partially offset by an increase in insurance commissions and fees of $353 thousand, or 18.7%.

Non-interest Expense. The Company's non-interest expenses increased $142 thousand, or 3.3%, to $4.4 million for the third quarter of 2013 as compared to the same period last year. The increase for the third quarter of 2013 versus the same period in 2012 was largely due to increases in salaries and employee benefits expense and expenses related to foreclosed real estate, which increased $191 thousand and $85 thousand, respectively. The aforementioned increases were partly offset by decreases in loan collection costs and professional fees of $167 thousand and $22 thousand, respectively.

The Company's non-interest expenses increased $437 thousand, or 3.3%, to $13.7 million for the first nine months of 2013 as compared to the same period last year. The increase for the first nine months of 2013 versus the same period in 2012 was primarily due to increases in expenses related to foreclosed real estate, salaries and employee benefits expense and other expenses of $286 thousand, $199 thousand and $118 thousand, respectively, which was partially offset by decreases in loan collection costs of $288 thousand.

Financial Condition

At September 30, 2013, the Company's total assets were $534.9 million, an increase of $20.2 million, or 3.9%, as compared to total assets of $514.7 million at December 31, 2012. The increase in total assets was largely driven by net loans receivable growth of $43.9 million, or 12.8%, which was partially offset by a decline in the securities portfolio of $22.9 million, or 18.5%.

The Company saw strong loan growth as total loans receivable, net of unearned income, increased $44.6 million, or 12.8%, to $392.3 million at September 30, 2013, as compared to $347.7 million at December 31, 2012. The increase in loans was primarily in the commercial real estate portfolio, which increased $31.6 million, or 14.0%, to $257.0 million at September 30, 2013, as compared to $225.3 million at December 31, 2012. The Company also saw increases in the residential real estate, construction and commercial and industrial portfolios of $8.1 million, $2.6 million and $1.8 million, respectively, at September 30, 2013, as compared to December 31, 2012.

The Company's total deposits increased $4.5 million, or 1.0%, to $437.0 million at September 30, 2013, from $432.4 million at December 31, 2012. The increase in deposits was due to an increase in non-interest bearing deposits of $11.1 million, or 22.9%, partially offset by a decrease in interest bearing deposits of $6.5 million, or 1.7%, for September 30, 2013, as compared to December 31, 2012. The Company's funding mix continues to improve as low cost deposits grow.

At September 30, 2013, the Company's total stockholders' equity was $46.0 million, an increase of $5.6 million when compared to December 31, 2012. The increase was largely due to an increase in capital due to the successful completion of a rights offering in the third quarter, which was partially offset by a decrease in accumulated other comprehensive income relating to net unrealized losses on available for sale securities. At September 30, 2013, the leverage, Tier I risk-based capital and total risk-based capital ratios for the Bank were 10.39%, 13.75% and 15.01%, respectively, all in excess of the ratios required to be deemed "well-capitalized."

Asset and Credit Quality

The Company continued to improve its asset credit quality as total problem assets and NPAs continued to decline. Overall problem assets (foreclosed real estate, criticized assets and classified assets) are down 14.8% from December 31, 2012, and 52.8% from their historical high at March 31, 2010, and the ratio of NPAs to total assets improved to 3.23% at September 30, 2013, from 4.61% at December 31, 2012. Non-accrual loans to total loans fell to 3.42% at September 30, 2013, which is the lowest level since 2007. In addition, total NPAs and loans past due 30 to 89 days decreased 27.2% and 26.2%, respectively, compared to December 31, 2012, and foreclosed real estate declined 39.3% from December 31, 2012.

NPAs, which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, decreased $6.5 million, or 27.2%, to $17.3 million at September 30, 2013, as compared to $23.8 million at December 31, 2012. Non-accrual loans decreased $4.5 million, or 25.0%, to $13.4 million at September 30, 2013, as compared to $17.9 million at December 31, 2012, and declined 44.1% since September 30, 2012.

The Company continues to actively market its foreclosed real estate properties, which decreased $2.0 million to $3.1 million at September 30, 2013, as compared to $5.1 million at December 31, 2012. The decrease was primarily due to the sale of foreclosed real estate properties and write-downs on foreclosed real estate of $3.9 million and $995 thousand, respectively, which was partially offset by the addition of $2.9 million in new foreclosed real estate properties during the first nine months of 2013. At September 30, 2013, the Company's foreclosed real estate properties had an average value of approximately $220 thousand per property.

The allowance for loan losses was $5.7 million, or 1.4% of total loans, at September 30, 2013, compared to $5.0 million, or 1.4% of total loans, at December 31, 2012. The increase in the allowance for loan losses was largely attributed to $2.3 million in provision for loan losses, which was in partly offset by $1.7 million in net charge-offs for the first nine months of 2013.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York; a loan production office in Rochelle Park, New Jersey and for the Tri-State Insurance Agency, Inc., a full service insurance agency with locations in Augusta and Rochelle Park, New Jersey. For additional information, please visit the Company's website at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the "safe-harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such statements may be identified by the use of words such as "expect," "estimate," "assume," "believe," "anticipate," "will," "forecast," "plan," "project," or similar words. Such statements are based on the Company's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company's efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company's assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				9/30/2013 VS.
	9/30/2013	12/31/2012	9/30/2012	9/30/2012	12/31/2012
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$ 101,202	$ 124,102	$ 124,595	(18.8)%	(18.5)%
Total loans	392,300	347,736	340,395	15.2%	12.8%
Allowance for loan losses	(5,655)	(4,976)	(6,721)	(15.9)%	13.6%
Total assets	534,886	514,734	504,294	6.1%	3.9%
Total deposits	436,974	432,436	417,341	4.7%	1.0%
Total borrowings and junior subordinated debt	48,887	38,887	38,887	25.7%	25.7%
Total shareholders' equity	46,013	40,372	41,182	11.7%	14.0%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$ 4,347	$ 4,102	$ 4,239	2.5%	6.0%
Provision for loan losses	500	1,408	1,104	(54.7)%	(64.5)%
Total other income	1,434	2,301	1,960	(26.8)%	(37.7)%
Total other expenses	4,435	5,167	4,293	3.3%	(14.2)%
Income before provision for income taxes (tax equivalent)	846	(172)	802	5.5%	(591.9)%
Provision for income taxes	143	(235)	106	34.9%	(160.9)%
Taxable equivalent adjustment (a)	128	160	150	(14.7)%	(20.0)%
Net income (loss)	$ 575	$ (97)	$ 546	5.3%	(692.8)%

Net income (loss) per common share - Basic	$ 0.14	$ (0.03)	$ 0.17	(16.1)%	(575.5)%
Net income (loss) per common share - Diluted	$ 0.14	$ (0.03)	$ 0.17	(16.8)%	(571.3)%

Return on average assets	0.43%	(0.08)%	0.43%	0.9%	(672.6)%
Return on average equity	5.40%	(0.94)%	5.32%	1.5%	(674.8)%
Net interest margin (tax equivalent)	3.44%	3.41%	3.57%	(3.6)%	0.8%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$ 12,526		$ 12,651	(1.0)%
Provision for loan losses	2,342		2,922	(19.8)%
Total other income	4,682		4,700	(0.4)%
Total other expenses	13,702		13,265	3.3%
Income before provision for income taxes (tax equivalent)	1,164		1,164	-- %
Provision for income taxes	(29)		(94)	(69.1)%
Taxable equivalent adjustment (a)	386		426	(9.4)%
Net income	$ 807		$ 832	(3.0)%

Net income per common share - Basic	$ 0.23		$ 0.26	(12.3)%
Net income per common share - Diluted	$ 0.23		$ 0.25	(9.6)%

Return on average assets	0.20%		0.22%	(6.0)%
Return on average equity	2.63%		2.74%	(4.1)%
Net interest margin (tax equivalent)	3.39%		3.56%	(4.8)%

SHARE INFORMATION:
Book value per common share	$ 9.94	$ 11.88	$ 12.12	(18.0)%	(16.3)%
Outstanding shares- period ending	4,629,113	3,397,873	3,397,873	36.2%	36.2%
Average diluted shares outstanding (year to date)	3,570,163	3,287,017	3,282,226	8.8%	8.6%

CAPITAL RATIOS:
Total equity to total assets	8.60%	7.84%	8.17%	5.3%	9.7%
Leverage ratio (b)	10.39%	9.27%	9.36%	11.0%	12.1%
Tier 1 risk-based capital ratio (b)	13.78%	12.93%	13.18%	4.6%	6.6%
Total risk-based capital ratio (b)	15.04%	14.18%	14.44%	4.2%	6.1%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$ 13,406	$ 17,871	$ 23,993	(44.1)%	(25.0)%
Loans 90 days past due and still accruing	197	208	59	233.9%	(5.3)%
Troubled debt restructured loans ("TDRs") (c)	612	608	603	1.5%	0.7%
Foreclosed real estate	3,077	5,066	5,158	(40.3)%	(39.3)%
Non-performing assets ("NPAs")	$ 17,292	$ 23,753	$ 29,813	(42.0)%	(27.2)%

Foreclosed real estate, Criticized and Classified Assets	$ 29,783	$ 34,946	$ 42,462	(29.9)%	(14.8)%
Loans past due 30 to 89 days	$ 2,033	$ 2,754	$ 7,040	(71.1)%	(26.2)%
Charge-offs, net (quarterly)	$ 492	$ 3,146	$ 643	(23.5)%	(84.4)%
Charge-offs, net as a % of average loans (annualized)	0.51%	3.70%	0.75%	(31.7)%	(86.1)%
Non-accrual loans to total loans	3.42%	5.14%	7.05%	(51.5)%	(33.5)%
NPAs to total assets	3.23%	4.61%	5.91%	(45.3)%	(29.9)%
NPAs excluding TDR loans (c) to total assets	3.12%	4.50%	5.79%	(46.2)%	(30.6)%
Non-accrual loans to total assets	2.51%	3.47%	4.76%	(47.3)%	(27.8)%
Allowance for loan losses as a % of non-performing loans	39.78%	26.63%	27.26%	45.9%	49.4%
Allowance for loan losses to total loans	1.44%	1.43%	1.97%	(27.0)%	0.7%
(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Sussex Bank capital ratios
(c) Troubled debt restructured loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	September 30, 2013	December 31, 2012
	(Unaudited)
Cash and due from banks	$ 7,784	$ 6,268
Interest-bearing deposits with other banks	3,256	5,400
Cash and cash equivalents	11,040	11,668

Interest bearing time deposits with other banks	100	100
Securities available for sale, at fair value	95,378	118,881
Securities held to maturity	5,824	5,221
Federal Home Loan Bank Stock, at cost	2,480	1,980

Loans receivable, net of unearned income	392,300	347,736
Less: allowance for loan losses	5,655	4,976
Net loans receivable	386,645	342,760

Foreclosed real estate	3,077	5,066
Premises and equipment, net	6,556	6,476
Accrued interest receivable	1,695	1,741
Goodwill	2,820	2,820
Bank owned life insurance	11,803	11,536
Other assets	7,468	6,485

Total Assets	$ 534,886	$ 514,734

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$ 59,438	$ 48,375
Interest bearing	377,536	384,061
Total Deposits	436,974	432,436

Borrowings	36,000	26,000
Accrued interest payable and other liabilities	3,012	3,039
Junior subordinated debentures	12,887	12,887

Total Liabilities	488,873	474,362

Total Stockholders' Equity	46,013	40,372

Total Liabilities and Stockholders' Equity	$ 534,886	$ 514,734

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
INTEREST INCOME
Loans receivable, including fees	$ 4,599	$ 4,467	$ 13,360	$ 13,292
Securities:
Taxable	130	241	410	994
Tax-exempt	254	292	762	827
Interest bearing deposits	2	4	9	30
Total Interest Income	4,985	5,004	14,541	15,143

INTEREST EXPENSE
Deposits	419	587	1,410	1,938
Borrowings	293	268	828	797
Junior subordinated debentures	54	60	163	183
Total Interest Expense	766	915	2,401	2,918

Net Interest Income	4,219	4,089	12,140	12,225
PROVISION FOR LOAN LOSSES	500	1,104	2,342	2,922
Net Interest Income after Provision for Loan Losses	3,719	2,985	9,798	9,303

OTHER INCOME
Service fees on deposit accounts	283	292	840	842
ATM and debit card fees	181	165	519	453
Bank owned life insurance	85	96	267	300
Insurance commissions and fees	756	684	2,245	1,892
Investment brokerage fees	37	46	136	118
Gain on sale of loans, held for sale	--	--	--	47
Gain on securities transactions	--	569	399	763
Gain on sale of fixed assets	--	--	--	(6)
Other	92	108	276	291
Total Other Income	1,434	1,960	4,682	4,700

OTHER EXPENSES
Salaries and employee benefits	2,387	2,196	6,943	6,744
Occupancy, net	342	355	1,083	1,071
Furniture, equipment and data processing	326	326	983	1,014
Advertising and promotion	63	63	198	222
Professional fees	153	175	536	478
Director fees	106	56	299	236
FDIC assessment	176	177	523	516
Insurance	65	68	204	179
Stationary and supplies	43	44	143	128
Loan collection costs	37	204	251	539
Expenses and write-downs related to foreclosed real estate	317	232	1,325	1,039
Amortization of intangible assets	--	1	1	4
Other	420	396	1,213	1,095
Total Other Expenses	4,435	4,293	13,702	13,265

Income before Income Taxes	718	652	778	738
INCOME TAX (BENEFIT) EXPENSE	143	106	(29)	(94)
Net Income	$ 575	$ 546	$ 807	$ 832

OTHER COMPREHENSIVE INCOME:
Unrealized (losses) gains on available for sale securities arising during the period	$ 430	$ 693	$ (3,327)	$ 1,413
Reclassification adjustment for gain on sales included in net income	--	(569)	(399)	(763)
Income tax benefit (expense) related to other comprehensive income	(173)	(49)	1,490	(259)
Other comprehensive (loss) income, net of income taxes	257	75	(2,236)	391
Comprehensive (loss) income	$ 832	$ 621	$ (1,429)	$ 1,223

EARNINGS PER SHARE
Basic	$ 0.14	$ 0.17	$ 0.23	$ 0.26
Diluted	$ 0.14	$ 0.17	$ 0.23	$ 0.25

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended September 30,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 30,413	$ 382	4.98%	$ 32,199	$ 442	5.46%
Taxable	81,765	130	0.63%	86,766	241	1.10%
Total securities	112,178	512	1.81%	118,965	683	2.28%
Total loans receivable (4)	383,690	4,599	4.76%	342,502	4,467	5.19%
Other interest-earning assets	5,807	2	0.14%	10,405	4	0.15%
Total earning assets	501,675	5,113	4.04%	471,872	5,154	4.35%

Non-interest earning assets	35,011			43,319
Allowance for loan losses	(6,019)			(6,671)
Total Assets	$ 530,667			$ 508,520

Sources of Funds:
Interest bearing deposits:
NOW	$ 114,972	$ 38	0.13%	$ 95,611	$ 36	0.15%
Money market	15,044	8	0.21%	14,506	11	0.30%
Savings	152,168	80	0.21%	162,762	133	0.33%
Time	96,396	293	1.21%	104,128	407	1.55%
Total interest bearing deposits	378,580	419	0.44%	377,007	587	0.62%
Borrowed funds	36,598	293	3.18%	26,196	268	4.07%
Junior subordinated debentures	12,887	54	1.66%	12,887	60	1.85%
Total interest bearing liabilities	428,065	766	0.71%	416,090	915	0.87%

Non-interest bearing liabilities:
Demand deposits	58,591			48,702
Other liabilities	1,405			2,676
Total non-interest bearing liabilities	59,996			51,378
Stockholders' equity	42,606			41,052
Total Liabilities and Stockholders' Equity	$ 530,667			$ 508,520

Net Interest Income and Margin (5)		4,347	3.44%		4,239	3.57%
Tax-equivalent basis adjustment		(128)			(150)
Net Interest Income		$ 4,219			$ 4,089

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Nine Months Ended September 30,
	2013			2012
	Average		Average	Average		Average
	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$ 30,723	$ 1,148	5.00%	$ 29,444	$ 1,253	5.68%
Taxable	91,750	410	0.60%	84,774	994	1.57%
Total securities	122,473	1,558	1.70%	114,218	2,247	2.63%
Total loans receivable (4)	365,847	13,360	4.88%	339,839	13,292	5.22%
Other interest-earning assets	5,294	9	0.23%	21,095	30	0.19%
Total earning assets	493,614	14,927	4.04%	475,152	15,569	4.38%

Non-interest earning assets	38,274			42,076
Allowance for loan losses	(5,702)			(7,335)
Total Assets	$ 526,186			$ 509,893

Sources of Funds:
Interest bearing deposits:
NOW	$ 111,947	$ 109	0.13%	$ 94,578	$ 129	0.18%
Money market	14,633	23	0.21%	16,962	47	0.37%
Savings	155,056	274	0.24%	163,331	492	0.40%
Time	99,426	1,004	1.35%	107,389	1,270	1.58%
Total interest bearing deposits	381,062	1,410	0.49%	382,260	1,938	0.68%
Borrowed funds	32,619	828	3.39%	26,066	797	4.08%
Junior subordinated debentures	12,887	163	1.69%	12,887	183	1.90%
Total interest bearing liabilities	426,568	2,401	0.75%	421,213	2,918	0.93%

Non-interest bearing liabilities:
Demand deposits	55,652			45,949
Other liabilities	2,992			2,209
Total non-interest bearing liabilities	58,644			48,158
Stockholders' equity	40,974			40,522
Total Liabilities and Stockholders' Equity	$ 526,186			$ 509,893

Net Interest Income and Margin (5)		12,526	3.39%		12,651	3.56%
Tax-equivalent basis adjustment		(386)			(426)
Net Interest Income		$ 12,140			$ 12,225

(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets
CONTACT: Anthony Labozzetta, President/CEO
         Steven Fusco, SVP/CFO
         973-827-2914